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                                                     EXHIBIT (d)(2)(T)


                         AMENDED SCHEDULE A


       The Series of The GCG Trust, as described in Section 1 of the attached Portfolio Management Agreement, to which Janus Capital
  Corporation shall act as Portfolio Manager are as follows:

       Growth Series
       Special Situations Series

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                  THE GCG TRUST


Attest________________________    By:________________________
Title:________________________    Title:_____________________

                                  DIRECTED SERVICES, INC.


Attest________________________    By:________________________
Title:________________________    Title:_____________________

                                  JANUS CAPITAL CORPORATION


Attest________________________    By:________________________
Title:________________________    Title:_____________________



                         AMENDED SCHEDULE B
                 COMPENSATION FOR SERVICES TO SERIES

     For the services provided by ("Portfolio Manager") to the following Series of The GCG Trust, pursuant to the attached Portfolio Management Agreement, the Manager will pay the Portfolio Manager a fee, computed daily and payable monthly, based on the average daily net assets of the Series at the following annual rates of the average daily net assets of the Series:

SERIES                        FEE

Growth Series and            0.55% on first $100 million;
Special Situations Series    0.50% on next $400 million;
                             0.45% on amounts in excess of $500
                             million.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.


                                  THE GCG TRUST


Attest________________________    By:________________________
Title:________________________    Title:_____________________

                                  DIRECTED SERVICES, INC.


Attest________________________    By:________________________
Title:________________________    Title:_____________________

                                  JANUS CAPITAL CORPORATION


Attest________________________    By:________________________
Title:________________________    Title:_____________________